UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

W. P. CAREY & CO. LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13779	13-3912578
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 14, 2012, W. P. Carey & Co. LLC (“W. P. Carey”) reported that its proposed conversion to a real estate investment trust (“REIT”) and merger with its publicly held, non-traded REIT affiliate, Corporate Property Associates 15 Incorporated (“CPA®:15”), were approved by its shareholders at a special meeting held on September 13, 2012 (the “Special Meeting”). W. P. Carey also reported that the merger was approved by the stockholders of CPA®:15 at a separate special meeting of its stockholders held on the same date.

As of July 16, 2012, the record date for the Special Meeting, there were approximately 40,358,186 W. P. Carey listed shares outstanding and entitled to vote at the Special Meeting. Set forth below are the final voting results from the Special Meeting:

1. Approve the transactions described in the Agreement and Plan of Merger dated as of February 17, 2012 (the “Merger Agreement”) by and among CPA®:15, CPA®:15 Holdco, Inc., a wholly-owned subsidiary of CPA®:15, W. P. Carey, W. P. Carey REIT, Inc. (now named W. P. Carey Inc.), a wholly-owned subsidiary of W. P. Carey (“W. P. Carey Inc.”), CPA®:15 Merger Sub Inc., an indirect subsidiary of W. P. Carey Inc., and the other parties thereto.

For	Against	Abstain
25,324,104	127,968	193,693

The adoption of the Merger Agreement was approved.

2. Approve the Agreement and Plan of Merger dated February 17, 2012 (the “REIT Conversion Agreement”) between W. P. Carey and W. P. Carey Inc., and approve the merger of W. P. Carey with and into W. P. Carey Inc., with W. P. Carey Inc. surviving the merger (the “W. P. Carey Merger”), pursuant to the REIT Conversion Agreement, as part of the conversion of W. P. Carey to a REIT for federal income tax purposes through a series of reorganizations and transactions, including the W. P. Carey Merger.

For	Against	Abstain
25,345,891	129,296	170,578

The adoption of the REIT Conversion Agreement was approved.

3. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the special meeting, including, without limitation, a motion to adjourn the Special Meeting to another time for the purpose of soliciting additional proxies to approve the proposals described above (the “Adjournment Proposal”).

For	Against	Abstain
21,485,577	2,658,431	1,501,757

The Adjournment Proposal was approved.

Item 8.01	Other Events.

On September 14, 2012, W. P. Carey issued a press release announcing the results of the Special Meeting. The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on by W. P. Carey & Co. LLC, dated September 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC

Date: September 14, 2012	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director